EXHIBIT 10.296

SECOND ALLONGE TO PROMISSORY NOTE

This Second Allonge is to be attached to the Promissory Note dated March 3, 2023, (the "Note"), the original (or duplicate thereof) is attached hereto, made by Lodging Fund REIT Ill OP, LP, a Delaware limited partnership ("Maker"), and payable to NHS, LLC OBA National Hospitality Services, a North Dakota limited liability company ("Payee") in the original principal amount of Six Hundred Thousand Dollars ($600,000.00). The Note was previously modified by an Allonge dated effective as of July 3, 2023, and has been modified again by agreement between the Maker and the Payee. This Second Allonge is executed for the purposes of memorializing the agreements made since the Allonge. On October 1, 2024, Maker will commence making monthly payments of the Principal and unpaid interest as of that date. Any accrued interest as of September 30, 2024 shall be added to the then Principal balance and monthly payment shall be calculated on a 36-month amortization. Maker shall pay the unpaid balance of Principal and Interest on September 30, 2025, or on such earlier date as Payee shall make a demand for payment.

Maker By:

/s/ Samuel C. Montgomery

Samuel C. Montgomery

Its: COO

Dated: August 21, 2024

Payee By:

/s/ Sarah Koustrup

Sarah Koustrup

Its: President

Dated: August 21, 2024